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                                                                    EXHIBIT 99.1


                       [SAT LOGO]

                                                       Contact: George Ditomassi
                                                       Summit America Television
                                                                  (786) 403-7055

         SUMMIT AMERICA TELEVISION ANNOUNCES CHANGE IN FISCAL YEAR AND
                            OTHER OPERATIONAL MATTERS

         NAPLES, FLORIDA (February 14, 2003) - Summit America Television, Inc. (NASDAQ: SATH), which changed its name on November 1, 2002, from Shop At Home, Inc., when it completed the sale of a 70% interest in its television home shopping network to The E.W. Scripps Company, today announced a number of matters important to its current and future operations.

         Summit announced that it will change its fiscal year end from June 30 to December 31. As a result of the change, Summit will file a transitional report on Form 10-K covering the six month period ending December 31 in lieu of filing a quarterly report on Form 10-Q for the quarter ending on December 31. The 10-K, which will include audited financial statements, will be due to be filed on or before March 31, 2003. Summit does not anticipate announcing its quarterly operating results for the quarter ending December 31 until it announces its audited operating results for the six months ending December 31, 2002 in the 10-K.

         Because Summit changed its basic operational structure during the quarter ending December 31, 2002, starting a new fiscal year on January 1, 2003 will give investors a better opportunity to view and understand the current operations of the Company. It will also make Summit's fiscal year the same as that of Scripps, making the reporting of operating results for the Network more meaningful for investors. Summit's preliminary unaudited estimate for profit for the six month period ending December 31, 2002 is approximately $17 million, which was attributable to the sale of the 70% interest in the Network.

         George Ditomassi, President and CEO of Summit, stated, "We are working to finalize any remaining financial liabilities related to the operation of the Company before the Scripps sale and to be able to reflect a sound operating cash flow in our future operations. We will incur some capital expenditures related to the digital conversion of our television stations. We also expect to incur some additional non-recurring expenses. To fund these financial requirements, the Company may incur a small amount of debt not expected to exceed $5.0 million. Based on current revenues and after these non-recurring expenses and capital improvements, the Company should be able to produce positive EBITDA."

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         When Summit sold the 70% interest in the Network to Scripps, its primary source of revenue was from sales on the Network. After October 31, Summit's primary source of revenue comes from an affiliation agreement with the Network to carry its programming on Summit's television stations for fees based on the number of cable households reached in each station's market. Summit owns and operates five television stations, located in Boston, Cleveland, Bridgeport, San Francisco and Raleigh-Durham.

         Summit also announced that it had entered into an agreement with CobbCorp LLC, to advise the Company on the maintenance and operation of its television stations, with the goal of reducing costs and increasing viewing households. Summit's recent changes have resulted in a simpler and narrowly focused operation. Attention to the number of households covered and controlling expenses in each market can result in meaningful contributions to Summit's cash flow and profitability. CobbCorp is owned by Brian Cobb, who has over 30 years' management and brokerage experience in the broadcast industry and has been involved in over $5 billion in sales of broadcast and related entities.

         Summit is the 21st largest television station group owner in the U.S. The five full-power broadcast television stations it owns are KCNS, San Francisco; WMFP, Boston; WOAC, Cleveland; WRAY, Raleigh; and WSAH, Bridgeport, Connecticut. WSAH covers a portion of the New York market.

         "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 -- This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include information relating to possible or assumed future results of operations of the Company, including those preceded by, followed by or that include the words "believes," "projects," "expects," "anticipates" or similar expressions. These statements reflect the current views of the Company with respect to future events. The following important factors, in addition to those described in the Company's filings with the SEC, could affect the future results of the Company, and could cause those results to differ materially from those expressed in the forward-looking statements: general economic and business conditions; anticipated trends in the Company's business; existing and future regulations affecting the Company's business; the Company's successful implementation of its business strategy; fluctuations in the Company's operating results; technological changes in the television and Internet industry; restrictions imposed by the terms of the Company's indebtedness; and legal uncertainties. These forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to update or revise them, whether as a result of new information, future events or any other reason.